Table of Contents

As filed with the Securities and Exchange Commission on June 10, 2025

Registration No. 333-[•]

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Forward Industries, Inc.
(Exact Name of Registrant As Specified In Its Charter)

New York	8711	13-1950672
(State Or Other Jurisdiction Of Incorporation Or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

700 Veterans Memorial Highway Suite 100 Hauppauge, New York 11788
(631) 547-3055
(Address, Including Zip Code, And Telephone Number, Including Area Code, Of Registrant’s Principal Executive Offices)

Kathleen Weisberg
Chief Financial Officer
700 Veterans Memorial Highway Suite 100 Hauppauge, New York 11788
(631) 547-3055

(Name, Address, Including Zip Code, And Telephone Number, Including Area Code, Of Agent for Service)

COPIES TO:

Brian S. Bernstein, Esq.

Brian A. Pearlman, Esq.

Nason Yeager Gerson Harris & Fumero P.A.

3001 PGA Blvd., Suite 305

Palm Beach Gardens, Florida 33410

(561) 686-3307

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission of which this prospectus is a part becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated June 10, 2025

PROSPECTUS

Forward Industries, Inc.

273,000 Shares of Common Stock

This prospectus relates to the potential resale from time to time by C/M Capital Master Fund, LP (the “Selling Stockholder”) of up to 273,000 shares of common stock, par value $0.01 per share. The shares of common stock to which this prospectus relates consist of shares that have been or may be issued by us to the Selling Stockholder pursuant to a Securities Purchase Agreement, dated as of May 16, 2025, by and between us and the Selling Stockholder (the “Purchase Agreement”), establishing an equity line of credit. Such shares of our common stock include (i) up to 245,571 shares of common stock, or the Purchase Shares, that we may elect, in our sole discretion, subject to the restrictions and satisfaction of the conditions in the Purchase Agreement, to issue and sell to the Selling Stockholder, from time to time from and after the Commencement Date (as defined below) under the Purchase Agreement, and subject to applicable stock exchange rules and (ii) up to 27,429 shares of common stock, or the Commitment Shares, that have or may be issued to the Selling Stockholder in connection with related issuances and sales of Purchase Shares as consideration for the Selling Stockholder’s execution and delivery of the Purchase Agreement.

The actual number of shares of our common stock issuable will vary depending on the then-current market price of shares of our common stock sold to the Selling Stockholder under the Purchase Agreement, but will not exceed the number set forth in the preceding paragraphs unless we file an additional registration statement under the Securities Act of 1933 (“Securities Act”), with the Securities and Exchange Commission (“SEC”), and we obtain the approval of the issuance of shares of common stock by our stockholders in accordance with the applicable stock exchange rules.

Under the applicable rules of The Nasdaq Stock Market LLC (“Nasdaq”), in no event may we issue to the Selling Stockholder shares of our common stock representing more than 19.99% of the total number of shares of common stock outstanding as of the date of the Purchase Agreement, unless (i) we obtain the approval of the issuance of such shares by our stockholders in accordance with the applicable stock exchange rules or (ii) the average price paid for all shares of common stock issued under the Purchase Agreement (including both Purchase Shares and Commitment Shares) is equal to or greater than $7.10, which is a price equal to the lower of (A) the Nasdaq Official Closing Price immediately preceding the execution of the Purchase Agreement and (B) the average Nasdaq Official Closing Price of our common stock for the five trading days immediately preceding the execution of the Purchase Agreement, as calculated in accordance with the rules of Nasdaq, such that the sales of such common stock to the Selling Stockholder would not count toward such limit because they are “at market” under applicable stock exchange rules. See “The Committed Equity Financing” for a description of the Purchase Agreement and “Selling Stockholder” for additional information regarding the Selling Stockholder.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the shares of our common stock by the Selling Stockholder. Additionally, we will not receive any proceeds from the issuance or sale of any Commitment Shares. However, we may receive up to $35 million in aggregate gross proceeds from the sale of the shares of common stock to the Selling Stockholder under the Purchase Agreement, from time to time in our discretion, subject to the restrictions and satisfaction of the conditions in the Purchase Agreement, after the date the registration statement that includes this prospectus is declared effective and after satisfaction of other conditions in the Purchase Agreement. The actual proceeds from the Selling Stockholder may be less than this amount depending on the number of shares of our common stock sold and the price at which the shares of our common stock are sold.

The Selling Stockholder may offer, sell or distribute all or a portion of the shares of our common stock acquired under the Purchase Agreement and hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will bear all costs, expenses and fees in connection with the registration of the shares of our common stock, including with regard to compliance with state securities or “blue sky” laws. The Selling Stockholder will bear all commissions and discounts, if any, attributable to its sale of shares of our common stock. See “Plan of Distribution” for more information about how the Selling Stockholder may sell or otherwise dispose of the shares of common stock being registered pursuant to this prospectus. The Selling Stockholder is an underwriter under the Securities Act with respect to the resale of shares held by it.

You should read this prospectus and any prospectus supplement or amendment, together with additional information described under the headings “Where You Can Find More Information”, carefully before you invest in our securities.

Our common stock is listed on The Nasdaq Capital Market under the symbol “FORD.” On June 9, 2025, the last reported sales price of our common stock on The Nasdaq Capital Market was $6.47 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 of this prospectus, and under similar headings in any amendment or supplement to this prospectus or in any other documents incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June [•], 2025.

i

About This Prospectus

This prospectus is part of a registration statement that we have filed with the SEC pursuant to which the Selling Stockholder named herein may, from time to time, offer and sell or otherwise dispose of the securities covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the Information Incorporated by Reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

Neither we nor the Selling Stockholder have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

We further note that the representations, warranties and covenants made in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

Unless the context otherwise indicates, when used in this prospectus, the terms the “Company,” “Forward,” “we,” “us,” “our,” and similar terms refer to Forward Industries, Inc., a New York corporation and our subsidiaries Intelligent Product Solutions, Inc. (“IPS”), and Kablooe, Inc. (“Kablooe”).

Cautionary Statement Regarding Forward-Looking Statements

This prospectus includes forward-looking statements including, but not limited to, statements regarding our liquidity, anticipated capital expenditures, and expected sales to the Selling Stockholder.

All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, liquidity, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” and elsewhere in this prospectus and in our filings with the SEC.

We expressly disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect events or circumstances after the date on which such statements were made or to reflect the occurrence of unanticipated events, except as may be required by applicable securities laws.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference. It may not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the “Risk Factors” section, and the financial statements and related notes included or incorporated by reference herein. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.”

Corporate Information

Our company was formed under the laws of the state of New York in 1961. Our address is 700 Veterans Memorial Highway, Suite 100, Hauppauge, New York 11788, and our telephone number is (631) 547-3055. Our website address is www.forwardindustries.com. Our website and the information contained on, or that can be accessed through, our website is not deemed to be incorporated by reference into, and does not constitute part of, this prospectus.

Our Company

Forward is an engineering design company serving top-tier customers worldwide. The Company provides hardware and software product design and engineering services to customers predominantly located in the U.S.

We provide a complete range of design, engineering and development services with respect to a diverse array of consumer and industrial electronics products. These include but are not limited to medical products, smart displays, beverage vending, enterprise and mobile software applications, lighting, security and detections systems, cameras, wearables and vehicle controls. Solutions in these and other areas are designed and developed in-house, beginning at product concept, extending through design, engineering and prototype, and final design for manufacturing and computer-aided design files.

The C/M Capital Transaction

On May 16, 2025, the Company and C/M Capital entered into the Purchase Agreement which provides that subject to the terms and conditions set forth therein, the Company may sell to C/M Capital up to $35,000,000 in aggregate gross proceeds from sales of the Company’s common stock, par value $0.01 per share (the “Purchase Shares”) or an amount of shares of common stock not exceeding the Exchange Cap (as defined below). As consideration for the Selling Stockholder’s execution and delivery of the Purchase Agreement, we have agreed to issue to the Selling Stockholder, (i) on the execution date of the Purchase Agreement, an amount of shares of common stock equal to 0.5% of the Available Amount (as defined in the Purchase Agreement) (24,929 shares) and (ii) simultaneously with the delivery of any and all Purchase Shares purchased under the Purchase Agreement, a number of shares of common stock equal to 1% of the number of Purchase Shares actually sold in each sale under the Purchase Agreement (the “Commitment Shares” and, together with the Purchase Shares, the “Securities”).

Additionally, on May 16, 2025, the Company and C/M Capital entered into the Registration Rights Agreement, pursuant to which the Company agreed to file a registration statement with the SEC covering the resale of shares of common stock that are issued to C/M Capital under the Purchase Agreement.

We do not have a right to commence any sales of common stock to the Selling Stockholder under the Purchase Agreement until the Commencement Date (as defined in the Purchase Agreement). Over the 36-month period from and after the Commencement Date (unless the Purchase Agreement is terminated earlier in accordance with its terms), the Selling Stockholder has no right to require us to sell any shares of common stock to the Selling Stockholder, but subject to the satisfaction of the conditions set forth in the Purchase Agreement, the Selling Stockholder is obligated to make purchases as we direct in accordance with the terms of the Purchase Agreement. There are no upper limits on the price per share that the Selling Stockholder must pay for shares of common stock. Actual sales of shares of common stock to the Selling Stockholder will depend on a variety of factors to be determined by us from time to time, including, among others, market conditions, the trading price of our common stock and determinations by us as to the appropriate sources of funding for us and our operations.

2

At any time from and after the Commencement Date, on any business day on which the previous business day’s closing sale price of common stock was equal to or greater than $1.00 (the “Fixed Purchase Date”), we may direct the Selling Stockholder to purchase a specified number of shares of common stock (a “Fixed Purchase”) not to exceed on any single business day the lesser of (i) $400,000 of shares of common stock or (ii) 10,000 shares of common stock, at a purchase price equal to the lesser of 95% of (i) the lowest sale price of the common stock on the trading day immediately prior to such applicable Fixed Purchase Date or (ii) the daily volume weighted average price (the “VWAP”) of the common stock for the five trading days immediately preceding the applicable Fixed Purchase Date for such Fixed Purchase.

In addition, at any time from and after the Commencement Date, on any business day on which the previous business day’s closing sale price of the common stock is equal to or greater than $1.00 and such business day is also the Purchase Date for a Fixed Purchase of an amount of shares of Common Stock not less than the applicable Fixed Purchase Share Limit (as defined in the Purchase Agreement) (the “VWAP Purchase Date”), we may also direct the Selling Stockholder to purchase an additional number of shares of common stock (a “VWAP Purchase”) at a purchase price equal to the lesser of 95% of (i) the closing price of a share of common stock on the trading day immediately prior to such applicable VWAP Purchase Date and (ii) the lowest sale price of the common stock on such applicable VWAP Purchase Date.

At any time from and after the Commencement Date, on any business day that is also the VWAP Purchase Date for a VWAP Purchase, we may also direct the Selling Stockholder to purchase, on such same business day (the “Additional VWAP Purchase Date” and, together with a Fixed Purchased Date and a VWAP Purchase Date, a “Purchase Date”), an additional number of shares of common stock (an “Additional VWAP Purchase” and, together with a Fixed Purchase and a VWAP Purchase, a “Purchase”) at a purchase price equal to the lesser of 95% of (i) the closing price of a share of common stock on the business day immediately prior to such applicable Additional VWAP Purchase Date and (ii) the lowest sale price of the common stock on such applicable Additional VWAP Purchase Date.

If we make certain issuances of our securities within three business days after a Purchase Date and such securities are issued at prices (the “New Issuance Price”) less than the prices to be paid by the Selling Stockholder in such Fixed Purchase, VWAP Purchase or Additional VWAP Purchase, the purchase price for such applicable Fixed Purchase, VWAP Purchase and Additional VWAP Purchase would be reduced to the New Issuance Price, subject to the terms and conditions set forth in the Purchase Agreement.

Under the Purchase Agreement, in no event may the aggregate amount of Purchase Shares submitted in any single or combination of VWAP Purchase notices and/or Additional VWAP Purchase notices on a particular date require a payment from the Selling Stockholder to us that exceeds $2,000,000, unless such limitation is waived by the Selling Stockholder.

In no event shall we issue or sell any shares of common stock pursuant to the Purchase Agreement to the extent that after giving effect thereto, the aggregate number of shares of common stock that would be issued pursuant to the Purchase Agreement (including the Commitment Shares) would exceed 19.99% of the total number of shares of common stock issued and outstanding immediately preceding the execution of the Purchase Agreement (the “Exchange Cap”), subject to adjustment as set forth in the Purchase Agreement, unless and until (i) we obtain the approval of the issuance of such shares by our stockholders in accordance with the applicable stock exchange rules or (ii) the average price paid for all shares of common stock issued under the Purchase Agreement (including Commitment Shares) is equal to or in excess of $7.10 which is the lower of (A) the closing price on the Nasdaq Capital Market on May 15, 2025 and (B) the average of the closing prices of the common stock for the five business days immediately preceding May 16, 2025, as calculated in accordance with the rules of the Nasdaq Capital Market, such that the sales of such common stock to the Selling Stockholder would not count toward the Exchange Cap because they are “at market” under applicable stock exchange rules.

In addition, the Selling Stockholder is not obligated to buy any shares of common stock pursuant to the Purchase Agreement if such shares of common stock, when aggregated with all other common stock then beneficially owned by the Selling Stockholder and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, and Rule 13d-3 promulgated thereunder), would result in the Selling Stockholder beneficially owning common stock in excess of 4.99% of the then-outstanding shares of common stock (the “Beneficial Ownership Limitation”), provided, however, the Selling Stockholder may increase the Beneficial Ownership Limitation up to 9.99% at its sole discretion upon sixty-one days’ prior written notice to us.

3

The net proceeds under the Purchase Agreement to us will depend on the frequency and prices at which we sell shares of our stock to the Selling Stockholder. We intend to use the net proceeds for working capital and general corporate purposes. We will retain broad discretion over the use of the net proceeds from this offering.

We have the right to terminate the Purchase Agreement at any time, upon one business days’ notice, at no cost or penalty. During any Suspension Event (as defined in the Purchase Agreement), while the Selling Stockholder does not have the right to terminate the Purchase Agreement, we may not initiate any Purchase until such Suspension Event has been cured in accordance with the terms of the Purchase Agreement. In addition, in the event of bankruptcy proceedings by or against us, the Purchase Agreement will automatically terminate in accordance with its terms.

There are substantial risks to our stockholders as a result of the sale and issuance of common stock to the Selling Stockholder under the Purchase Agreement, including but not limited to the following: substantial dilution, significant declines in our stock price and our inability to draw sufficient funds when needed. See “Risk Factors.” The sale of our common stock to the Selling Stockholder under the Purchase Agreement will not affect the rights or privileges of our other stockholders, except that the economic and voting interests of our existing stockholders will be diluted as a result of any such sale. Although the number of shares of common stock that our other stockholders own will not decrease, the shares owned by our other stockholders will represent a smaller percentage of our total outstanding shares after any such sale to the Selling Stockholder under the Purchase Agreement.

4

THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus.

Common stock offered by the Selling Stockholder	273,000 shares of our common stock, consisting of (i) up to 245,571 Purchase Shares that may be issued by us to the Selling Stockholder, from time to time at our sole discretion, pursuant to the Purchase Agreement, and (ii) up to 27,429 Commitment Shares of which 24,929 shares of common stock are outstanding.

Common stock outstanding immediately prior to this offering	1,125,998 shares

Common stock outstanding immediately following this offering	1,374,069 shares

Terms of the offering	The Selling Stockholder will determine when and how it will dispose of any shares of our common stock that are registered under this prospectus for resale. See “Plan of Distribution.”

Use of proceeds	We will not receive any of the proceeds from the sale of shares of our common stock offered by the Selling Stockholder. Additionally, we will not receive any proceeds from the issuance or sale of any Commitment Shares. We may receive up to $35,000,000 in aggregate gross proceeds from the Selling Stockholder under the Purchase Agreement in connection with sales of our shares of our common stock to the Selling Stockholder pursuant to the Purchase Agreement after the date of this prospectus. However, the actual proceeds may be less than this amount depending on the number of shares of our common stock sold and the price at which the shares of our common stock are sold. We intend to use of the net proceeds that we receive under the Purchase Agreement for working capital and other general corporate purposes. However, as of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. See “Use of Proceeds” on page 16 of this prospectus.

Stock Symbol	FORD

Transfer Agent and Registrar	Equiniti Trust Company, LLC

Outstanding Shares

The number of shares of our common stock to be outstanding after this offering assumes 1,125,998 shares of our common stock outstanding as of June 9, 2025, and excludes:

•	132,113 shares of our common stock issuable upon the exercise of options at a weighted-average exercise price of $8.52 per share;
•	118,611 shares of our common stock issuable upon the exercise of warrants outstanding as of at an average exercise price of $7.20; and
•	1,243,000 shares of our common stock available for future issuance under our 2021 Equity Incentive Plan.

Unless otherwise indicated, all information in this prospectus assumes no exercise or settlement of outstanding options or warrants.

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RISK FACTORS

Investing in our securities involves risks. Before purchasing the securities offered by this prospectus you should carefully read the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended September 30, 2024 filed with the SEC on December 27, 2024, as well as the risks, uncertainties and additional information set forth in the other documents incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus, and the information contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Incorporation of Certain Information by Reference.” The risks and uncertainties we discuss in this prospectus and in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks not presently known, or currently deemed immaterial, also could materially and adversely affect our financial condition, results of operations, business and prospects.

Risks Related to the Committed Equity Financing

It is not possible to predict the actual number of shares of our common stock, if any, we will sell under the Purchase Agreement, or the actual gross proceeds resulting from those sales or the dilution to you from those sales. Further, we may not have access to the full amount available under the Purchase Agreement.

Pursuant to the Purchase Agreement, the Selling Stockholder shall, subject to the restrictions and satisfaction of the conditions in the Purchase Agreement, purchase from us up to the lesser of (a) $35,000,000 of shares of common stock and (b) the Exchange Cap, upon the terms and subject to the conditions and limitations set forth in the Purchase Agreement (such amount, the “Commitment Amount”); provided, however, that such limitations will not apply if we obtain stockholder approval to issue additional shares of common stock and, accordingly, we have registered 273,000 shares for issuance under the Purchase Agreement and resale pursuant to this prospectus, assuming that such stockholder approval is obtained. The shares of our common stock that may be issued under the Purchase Agreement may be sold, subject to the restrictions and satisfaction of the conditions in the Purchase Agreement, by us to the Selling Stockholder at our discretion from time to time from the Commencement Date (as defined below) until the earliest to occur of (i) the first day of the month next following the 36-month anniversary of the Commencement Date, (ii) the date on which the Selling Stockholder shall have purchased the Commitment Amount, and (iii) the Purchase Agreement is otherwise terminated in accordance with its terms.

We do not have a right to commence any sales of common stock to the Selling Stockholder under the Purchase Agreement until the time when all of the conditions to our right to commence sales of common stock to the Selling Stockholder set forth in the Purchase Agreement have been satisfied, or the Commencement Date, including the effectiveness of the registration statement of which this prospectus forms a part. Over the 36-month period from and after the Commencement Date, we will generally have the right to control the timing and amount of any sales of our common stock to the Selling Stockholder under the Purchase Agreement. Sales of our common stock, if any, to the Selling Stockholder under the Purchase Agreement will depend upon market conditions, our capital needs, alternative financing options, and other factors to be determined by us in our sole discretion. We may ultimately decide to sell to the Selling Stockholder all, some or none of the common stock that may be available for us to sell to the Selling Stockholder pursuant to the Purchase Agreement. Accordingly, we cannot guarantee that we will be able to sell all of the Commitment Amount or how much in proceeds we may obtain under the Purchase Agreement. If we cannot sell securities under the Committed Equity Financing, we may be required to utilize more costly and time-consuming means of accessing the capital markets, which could have a material adverse effect on our liquidity and cash position.

Because the purchase price per share of common stock to be paid by the Selling Stockholder for the common stock that we may elect to sell to the Selling Stockholder under the Purchase Agreement, if any, will fluctuate based on the market prices of our common stock at the time we make such election, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of common stock that we will sell to the Selling Stockholder under the Purchase Agreement, the purchase price per share that the Selling Stockholder will pay for shares of common stock purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases the Selling Stockholder under the Purchase Agreement.

6

We are registering 273,000 shares of our common stock under this prospectus. As of June 9, 2025, there were 1,125,998 shares of common stock outstanding. If all of the 273,000 shares of our common stock offered for resale by the Selling Stockholder under this prospectus were issued and outstanding as of June 9, 2025, such shares would represent approximately 19.9% of total number of shares of our common stock outstanding.

The actual number of shares of our common stock issuable will vary depending on the then current market price of shares of our common stock sold to the Selling Stockholder in this offering and the number of shares of our common stock we ultimately elect to sell to the Selling Stockholder under the Purchase Agreement. If it becomes necessary for us to issue and sell to the Selling Stockholder under the Purchase Agreement more than the amount of purchase shares being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to $35,000,000 under the Purchase Agreement, we must file with the SEC one or more additional registration statements to register under the Securities Act the resale by the Selling Stockholder of any such additional shares of our common stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our common stock under the Purchase Agreement. Under applicable Nasdaq rules, in no event may we issue to the Selling Stockholder shares of our common stock representing more than 19.99% of the total number of shares of common stock outstanding immediately prior to the execution of the Purchase Agreement, or approximately 220,000 shares of common stock, unless (i) we obtain the approval of the issuance of additional shares by our stockholders in accordance with the applicable stock exchange rules or (ii) the average price paid for all shares of common stock issued under the Purchase Agreement (including both Purchase Shares and Commitment Shares) is equal to or greater than $7.10, which is a price equal to the lower of (A) the Nasdaq Official Closing Price immediately preceding the execution of the Purchase Agreement and (B) the average Nasdaq Official Closing Price of our common stock for the five trading days immediately preceding the execution of the Purchase Agreement, as calculated in accordance with the rules of Nasdaq, such that the sales of such common stock to the Selling Stockholder would not count toward such limit because they are “at market” under applicable stock exchange rules.

In addition, the Selling Stockholder is not obligated to buy any common stock under the Purchase Agreement if such shares, when aggregated with all other common stock then beneficially owned by the Selling Stockholder and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act, and Rule 13d-3 promulgated thereunder), would result in the Selling Stockholder beneficially owning common stock in excess of 4.99% of the then-outstanding shares of common stock, or the Beneficial Ownership Limitation; provided, however, the Selling Stockholder may increase the Beneficial Ownership Limitation up to 9.99% at its sole discretion upon sixty-one days’ prior written notice to us. Our inability to access a portion or the full amount available under the Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business or results of operation.

The Selling Stockholder will pay less than the then-prevailing market price for our common stock, which could cause the price of our common stock to decline.

The purchase price of our common stock to be sold to the Selling Stockholder under the Purchase Agreement is derived from the market price of our common stock on Nasdaq. Shares to be sold to the Selling Stockholder pursuant to the Purchase Agreement will be purchased at a discounted price.

For example, we may effect sales to the Selling Stockholder pursuant to a Fixed Purchase Notice at a purchase price equal to the lesser of 95% of (i) the lowest sale price of a share of common stock on the business day immediately preceding the applicable Fixed Purchase Date and (ii) the daily volume weighted average price of the common stock for the five trading days immediately preceding the applicable Fixed Purchase Date. This pricing mechanism means that shares will always be sold at a 5% or greater discount to market price. See “The Committed Equity Financing” for more information.

As a result of this pricing structure, the Selling Stockholder may sell the shares they receive immediately after receipt of such shares, which could cause the price of our common stock to decrease. This immediate resale could create downward pressure on our stock price.

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Investors who buy shares of common stock from the Selling Stockholder at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we have discretion (subject to the restrictions and satisfaction of the conditions in the Purchase Agreement) to vary the timing, price and number of shares of common stock we sell to the Selling Stockholder. If and when we elect to sell shares of common stock to the Selling Stockholder pursuant to the Purchase Agreement, after the Selling Stockholder has acquired such shares, the Selling Stockholder may resell all, some or none of such shares at any time or from time to time in its sole discretion and at different prices. As a result, investors who purchase shares from the Selling Stockholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholder in this offering as a result of future sales made by us to the Selling Stockholder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the Selling Stockholder under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangements with the Selling Stockholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Future resales and/or issuances of shares of common stock, including pursuant to this prospectus, or the perception that such sales may occur, may cause the market price of our shares to drop significantly.

On May 16, 2025, we entered into the Purchase Agreement, pursuant to which the Selling Stockholder shall, subject to the restrictions and satisfaction of the conditions in the Purchase Agreement, purchase from us up to an aggregate of $35,000,000 of shares of common stock, upon the terms and subject to the conditions and limitations set forth in the Purchase Agreement.

The shares of our common stock that may be issued under the Purchase Agreement may be sold, subject to the restrictions and satisfaction of the conditions in the Purchase Agreement, by us to the Selling Stockholder at our discretion from time to time from the date of effectiveness of the registration statement of which this prospectus forms a part until the earliest to occur of (i) the first day of the month next following the 36-month anniversary of the Commencement Date, (ii) the date on which the Selling Stockholder shall have purchased the Commitment Amount, or (iii) the Purchase Agreement is otherwise terminated in accordance with its terms.

The purchase price for shares of our common stock that we may sell to the Selling Stockholder under the Purchase Agreement will fluctuate based on the trading price of shares of our common stock. Depending on market liquidity at the time, sales of shares of our common stock may cause the trading price of shares of our common stock to decrease. We generally have the right to control the timing and amount of any future sales of shares of our common stock to the Selling Stockholder. Additional sales of shares of our common stock, if any, to the Selling Stockholder will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Stockholder all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares of our common stock to the Selling Stockholder, after the Selling Stockholder has acquired shares of our common stock, the Selling Stockholder may resell all, some, or none of such shares of our common stock at any time or from time to time in its discretion and at different prices. Therefore, sales to the Selling Stockholder by us could result in substantial dilution to the interests of other holders of shares of our common stock. In addition, if we sell a substantial number of shares of our common stock to the Selling Stockholder under the Purchase Agreement, or if investors expect that we will do so, the shares held by the Selling Stockholder will represent a significant portion of our public float and may result in substantial decreases to the price of our common stock. The actual sales of shares of our common stock or the mere existence of our arrangement with the Selling Stockholder may also make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to affect such sales

In addition, shares of our common stock issuable upon exercise or vesting of incentive awards under our incentive plans are, once issued, eligible for sale in the public market, subject to any lock-up agreements and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144. Furthermore, shares of our common stock reserved for future issuance under our incentive plan may become available for sale in future.

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We may use proceeds from sales of our common stock made pursuant to the Purchase Agreement in ways with which you may not agree or in ways which may not yield a significant return.

We will have broad discretion over the use of proceeds from sales of our common stock made pursuant to the Purchase Agreement, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds, their ultimate use may vary substantially from their currently intended use. While we expect to use the net proceeds from this offering as set forth in “Use of Proceeds,” we are not obligated to do so. The failure by us to apply these funds effectively could harm our business, and the net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock.

Risks Related to Our Financial Position and Capital Needs

If we do not raise debt or equity capital, we may not be able to pay all of our contractual obligations.

The extent we rely on the Selling Stockholder as a source of funding will depend on a number of factors including, the prevailing market price of our common stock and volume of trading and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from the Selling Stockholder does not occur for any reason including the Selling Stockholder suffering liquidity issues or failure of the Company to keep the registration statement current, we will need to secure another source of funding in order to pay off our contractual obligations. Should the financing we require be unavailable or prohibitively expensive when we require it, such circumstances would likely have a material adverse effect on our business, operating results, financial condition and prospects.

Our auditors have issued a “going concern” audit opinion.

Our independent auditors have indicated in their report on our September 30, 2024 and September 30, 2023 financial statements that there is substantial doubt about our ability to continue as a going concern. A “going concern” opinion indicates that the financial statements have been prepared assuming we will continue as a going concern for one year from the date the financial statements are issued and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result if we do not continue as a going concern. Therefore, you should not rely on our balance sheet as an indication of the amount of proceeds that would be available to satisfy claims of creditors, and potentially be available for distribution to stockholders, in the event of liquidation.

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Risks Related to Our Common Stock

Due to factors beyond our control, our stock price may be volatile.

Any of the following factors could affect the market price of our common stock:

•	Our failure to increase revenue in each succeeding quarter and achieve and thereafter maintain profitability;
•	Our failure to meet our revenue and earnings guidance or our failure to meet financial analysts’ performance expectations;
•	Cybersecurity breaches;
•	The loss of customers or our failure to attract more customers;
•	Creditworthiness and solvency of clients;
•	Loss of key employees;
•	The sale of a large amount of common stock by our stockholders;
•	Our announcement of a pending or completed acquisition or our failure to complete a proposed acquisition;
•	An adverse court ruling or regulatory action;
•	Changes in regulatory practices, including tariffs and taxes;
•	Changes in market valuations of similar companies;
•	Short selling activities;
•	Our announcement of any financing or a change in the direction of our business;
•	Announcements by us, or our competitors, of significant contracts, acquisitions, commercial relationships, joint ventures or capital commitments; or
•	Other forces outside of our control such as inflation, Federal Reserve interest rate increases and the recessionary environment it could bring, geopolitical turmoil and other developments that could adversely impact the U.S. and global economies and erode investor sentiment.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted. A securities class action suit against us could result in substantial costs and divert our management’s time and attention, which would otherwise be used to benefit our business.

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THE COMMITTED EQUITY FINANCING

Overview

On May 16, 2025, we entered into the Purchase Agreement with the Selling Stockholder. Sales of our common stock to the Selling Stockholder under the Purchase Agreement, and the timing of any sales, will be determined by us from time to time in our sole discretion and will depend on a variety of factors, including, among other things, market conditions, the trading price of our common stock and determinations by us regarding the use of proceeds from any sale of such common stock. The net proceeds from any sales under the Committed Equity Financing will depend on the frequency with, and prices at which, the shares of common stock are sold to the Selling Stockholder. To the extent we sell shares under the Purchase Agreement, we currently plan to use the net proceeds for working capital and other general corporate purposes.

In accordance with our obligations under the Purchase Agreement, or the Registration Rights Agreement, pursuant to which we agreed to provide the Selling Stockholder with customary registration rights related to the shares issued under the Purchase Agreement, we have filed a registration statement of which this prospectus forms a part in order to register the resale of up to: (i) 245,571 Purchase Shares that we may elect, in our sole discretion, to issue and sell to the Selling Stockholder, from time to time after the Commencement Date upon the terms and subject to the conditions and limitations of the Purchase Agreement, subject to applicable stock exchange rules; and (ii) 2,500 Commitment Shares that may be issued to the Selling Stockholder in connection with related issuances and sales of Purchase Shares as consideration for the Selling Stockholder’s execution and delivery of the Purchase Agreement.

Under applicable Nasdaq rules, in no event may we issue to the Selling Stockholder shares of our common stock representing more than 19.99% of the total number of shares of common stock outstanding immediately prior to the date of the Purchase Agreement, unless we obtain prior stockholder approval or if such approval is not required in accordance with the applicable Nasdaq rules. In addition, the Selling Stockholder is not obligated to buy any common stock under the Purchase Agreement if such shares, when aggregated with all other common stock then beneficially owned by the Selling Stockholder and its respective affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the Selling Stockholder beneficially owning common stock in excess of 4.99% of the then-outstanding shares of common stock, or the Beneficial Ownership Limitation; provided, however, the Selling Stockholder may increase the Beneficial Ownership Limitation up to 9.99% at its sole discretion upon sixty-one days’ prior written notice to us. Our inability to access a portion or the full amount available under the Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business or results of operation.

The Purchase Agreement and Registration Rights Agreement contain customary registration rights, representations, warranties, conditions and indemnification obligations by each party. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and are subject to certain important limitations.

Purchase Agreement

Pursuant to the Purchase Agreement, the Selling Stockholder shall subject to the restrictions and satisfaction of the conditions in the Purchase Agreement, purchase from us up to the lesser of (i) $35,000,000 in aggregate value of shares of our common stock and (ii) the Exchange Cap, upon the terms and subject to the conditions and limitations set forth in the Purchase Agreement, or the Commitment Amount; provided, however, that such limitations will not apply if we obtain stockholder approval to issue additional shares of common stock. The shares of our common stock that may be issued under the Purchase Agreement may be sold, subject to the restrictions and satisfaction of the conditions in the Purchase Agreement, by us to the Selling Stockholder at our discretion from time to time from the Commencement Date until the earliest to occur of (i) the first day of the month next following the 36-month anniversary of the Commencement Date, (ii) the date on which the Selling Stockholder shall have purchased the Commitment Amount, (iii) the ninetieth day after the date on which, pursuant to or within the meaning of any bankruptcy law, we commence a voluntary case or any person commences a proceeding against us, in each case that is not discharged or dismissed prior to such ninetieth day, and (iv) the date on which, pursuant to or within the meaning of any bankruptcy law, a custodian is appointed for us or for all or substantially all of our property, or we make a general assignment for the benefit of our creditors, or each, a Termination Event.

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Purchases of Shares of Our Common Stock Under the Purchase Agreement

During the term described above, on any business day on which the closing sale price of the common stock on Nasdaq is equal to or greater than $1.00, we will have the right, but not the obligation, from time to time at our sole discretion, subject to the restrictions and satisfaction of the conditions in the Purchase Agreement, to direct the Selling Stockholder, by delivery of an irrevocable written notice (a “Fixed Purchase Notice”), to purchase a number of shares of our common stock, or the Fixed Purchase, not to exceed, on any trading day, the lesser of (i) $400,000 worth of shares of Common Stock or (ii) 10,000 shares of Common Stock, at a purchase price equal to the lesser of 95% (i) lowest sale price of the common stock on the trading day immediately prior to such applicable Fixed Purchase Date or (ii) the daily VWAP of the common stock for the five trading days immediately preceding the applicable Purchase Date for such Fixed Purchase.

In addition, at any time from and after the Commencement Date, on any business day on which the closing sale price of the common stock is equal to or greater than $1.00 and such business day is also the Fixed Purchase Date for a Fixed Purchase of an amount of shares of common stock not less than the applicable Fixed Purchase Share Limit (calculated as of the applicable Fixed Purchase Date), we may also direct the Selling Stockholder, by delivery of a VWAP Purchase Notice, to purchase, on the immediately following business day (the “VWAP Purchase Date”), an additional number of shares of common stock in an amount not in excess of the lesser of (i) 300% of the number of shares of common stock directed by us to be purchased by the Selling Stockholder for the applicable Fixed Purchase and (ii) 30% of the trading volume in our common stock on Nasdaq during the applicable VWAP Purchase Period on the applicable VWAP Purchase Date, at a purchase price equal to the lesser of 95% of (i) the closing sale price of the common stock on the business day immediately preceding the applicable VWAP Purchase Date and (ii) the lowest sale price of the common stock during the applicable VWAP Purchase Period.

At any time from and after the Commencement Date, on any business day that is also the VWAP Purchase Date for a VWAP Purchase, we may also direct the Selling Stockholder, by delivery of an irrevocable written notice, (an “Additional VWAP Purchase Notice” and, together with a Fixed Purchase Notice and a VWAP Purchase Notice, a “Purchase Notice”), to purchase, on the same business day (the “Additional VWAP Purchase Date” and, together with a Fixed Purchase Date and a VWAP Purchase Date, the “Purchase Dates”), an additional number of shares of common stock in an amount equal to the lesser of (i) 300% of the number of shares of common stock directed by us to be purchased by the Selling Stockholder pursuant to the corresponding Fixed Purchase and (ii) 30% of the trading volume in our common stock on Nasdaq during the applicable Additional VWAP Purchase Period on the applicable Additional VWAP Purchase Date, at a purchase price equal to the lesser of 95% of (i) the closing sale price of the common stock on the business day immediately preceding the applicable Additional VWAP Purchase Date and (ii) the lowest sale price of the common stock during the applicable Additional VWAP Purchase Period.

Notwithstanding the above, in no event may the aggregate amount of Purchase Shares submitted in any single or combination of VWAP Purchase notices and/or Additional VWAP Purchase notices on a particular date require a payment from the Selling Stockholder to us that exceeds $2,000,000, unless such limitation is waived by the Selling Stockholder.

For purposes of the Purchase Agreement, “VWAP” shall mean the daily volume weighted average price of the common stock on Nasdaq as reported by Bloomberg through its “AQR” function.

All such determinations shall be appropriately adjusted for any sales of shares of common stock through block transactions, any reorganization, non-cash dividend, stock split, reverse stock split, stock combination, recapitalization or other similar transaction during such period.

Commitment Shares and Fees

In connection with entering into the ELOC Agreement, the Company agreed to immediately issue to the Purchaser, 24,929 shares of common stock as commitment shares and, thereafter an amount of shares equal to 1% of the Available Amount, which shall be issued in a pro rated fashion simultaneously with the delivery of any and all Purchase Shares purchased under the ELOC Agreement.

We have paid the Selling Stockholder $25,000 in cash as reimbursement for the reasonable, out-of-pocket expenses incurred by the Selling Stockholder, including the legal fees and disbursements of the Selling Stockholder’s legal counsel, in connection with its due diligence investigation and the preparation, negotiation and execution of the Purchase Agreement.

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Conditions Precedent to Commencement

Our right to commence delivering Purchase Notices under the Purchase Agreement and the Selling Stockholder’s obligation to accept such Purchase Notices, are subject to the initial satisfaction, at the Commencement Date, of the conditions precedent thereto set forth in the Purchase Agreement, which conditions include, among others, the following:

•	the accuracy in all material respects of our representations and warranties included in the Purchase Agreement;
•	this prospectus, in final form, and all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by us with the SEC pursuant to the reporting requirements of the Exchange Act having been so filed;
•	the common stock not having been suspended by the SEC, Nasdaq or FINRA and there not having been imposed any suspension of, or restriction on, accepting additional deposits of common stock by The Depository Trust Company;
•	no condition, occurrence, state of facts or event constituting a Material Adverse Effect (as defined in the Purchase Agreement) shall have occurred and be continuing;
•	customary compliance with laws and bankruptcy-related conditions; and
•	the receipt by the Selling Stockholder of a customary legal opinion, as required under the Purchase Agreement.

Termination of the Purchase Agreement

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:

•	the first day of the month immediately following the 36-month anniversary of the Commencement Date;
•	the date on which the Selling Stockholder shall have purchased the Commitment Amount;
•	the ninetieth day after the date on which, pursuant to or within the meaning of any bankruptcy law, we commence a voluntary case or any person commences a proceeding against us, in each case that is not discharged or dismissed prior to such ninetieth day; and
•	the date on which, pursuant to or within the meaning of any bankruptcy law, a custodian is appointed for us or for all or substantially all of our property, or we make a general assignment for the benefit of our creditors.

We have the right to terminate the Purchase Agreement at any time after the Commencement Date, at no cost or penalty, upon one business day’s prior written notice to the Selling Stockholder, provided that we have satisfied all outstanding payment and delivery obligations related to any Purchase Shares issued to the Selling Stockholder prior to the effective date of such termination. We or the Selling Stockholder may also terminate the Purchase Agreement at the close of business on the one year anniversary of the signing of the Purchase Agreement or thereafter, in the event the Commencement Date shall not have occurred prior to such one year anniversary due to our failure to satisfy the conditions precedent to commencement. We and the Selling Stockholder may also terminate the Purchase Agreement at any time by mutual written consent. No termination of the Purchase Agreement by us or by the Selling Stockholder will affect any of our respective rights and obligations under (i) the Purchase Agreement with respect to any pending Purchase, and both we and the Selling Stockholder have agreed to complete our respective obligations with respect to any such pending Purchase under the Purchase Agreement, and (ii) the Registration Rights Agreement, which shall survive any termination of the Purchase Agreement. Further, no termination of the Purchase Agreement will be deemed to release us or the Selling Stockholder from any liability for intentional misrepresentation or willful breach of the Purchase Agreement, the Registration Rights Agreement or any other related transaction documents.

Dilutive Issuances and Purchase Price Adjustment

For as long as the Selling Stockholder owns any of our common stock, if within three business days immediately following a Purchase Date, we issue securities at prices (the “New Issuance Price”) less than the prices to be paid by the Selling Stockholder in such Fixed Purchase, VWAP Purchase or Additional VWAP Purchase, the purchase price for such applicable Fixed Purchase, VWAP Purchase or Additional VWAP Purchase would be reduced to the New Issuance Price, subject to the terms and conditions set forth in the Purchase Agreement.

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No Short-Selling or Hedging

The Selling Stockholder has agreed that neither it nor any entity managed or controlled by it will engage in, directly or indirectly, any (A) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or (B) hedging transaction, which, with respect to items (A) and (B), establishes a net short position with respect to the common stock, during the term of the Purchase Agreement.

Effects of Sales of our Common Stock under the Purchase Agreement on Our Stockholders

The common stock being registered for resale in this offering may be issued and sold by us to the Selling Stockholder from time to time at our discretion, during the terms described above. The resale by the Selling Stockholder of a significant quantity of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock, if any, to the Selling Stockholder under the Purchase Agreement will be determined by us in our sole discretion, subject to the satisfaction of certain conditions in the Purchase Agreement, and will depend upon market conditions and other factors. We may ultimately decide to sell to the Selling Stockholder all, some or none of the common stock that may be available for us to sell to the Selling Stockholder pursuant to the Purchase Agreement. If we elect to sell common stock to the Selling Stockholder pursuant to the Purchase Agreement, after the Selling Stockholder has acquired such shares, the Selling Stockholder may resell all, some or none of such common stock at any time or from time to time in its discretion and at different prices. As a result, investors who purchase common stock from the Selling Stockholder in this offering at different times will likely pay different prices for those shares of common stock, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. See “Risk Factors-Risks Related to the Committed Equity Financings-Investors who buy shares of common stock from the Selling Stockholder at different times will likely pay different prices.”

Investors may experience a decline in the value of the common stock they purchase from the Selling Stockholder in this offering as a result of future sales made by us to the Selling Stockholder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares of common stock to the Selling Stockholder under the Purchase Agreement, or if investors expect that we will do so, the actual sales of common stock or the mere existence of our arrangement with the Selling Stockholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Because the purchase price per share to be paid by the Selling Stockholder for the common stock that we may elect to sell to the Selling Stockholder under the Purchase Agreement, if any, will fluctuate based on the market prices of our common stock at the time we make such election, as of the date of this prospectus, it is not possible for us to predict the number of shares of common stock that we will sell to the Selling Stockholder under the Purchase Agreement, the actual purchase price per share to be paid by the Selling Stockholder for those shares of common stock, or the actual gross proceeds to be raised by us from those sales, if any.

The number of shares of common stock ultimately offered for sale by the Selling Stockholder for resale under this prospectus is dependent upon the number of shares of common stock, if any, we ultimately sell to the Selling Stockholder under the Purchase Agreement. Further, if and when we elect to sell shares of common stock to the Selling Stockholder pursuant to the Purchase Agreement, after the Selling Stockholder has acquired such shares, the Selling Stockholder may resell all, some, or none of such shares of common stock at any time or from time to time in its discretion and at different prices.

The issuance of our shares of common stock to the Selling Stockholder pursuant to the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares of common stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of common stock after any such issuance.

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The following table sets forth the amount of gross proceeds we may receive from the Selling Stockholder from our sale of Purchase Shares that we may issue and sell to the Selling Stockholder from time to time under the Purchase Agreement at various assumed purchase prices. The table does not give effect to the issuance of any Commitment Shares.

Assumed Purchase Price Per Share		Total Number of Purchase Shares to be Issued	Percentage of Outstanding Common Stock After Giving Effect to the Issuance of the Purchase Shares to the Selling Stockholder (1)	Proceeds from the Sale of the Purchase Shares to the Selling Stockholder
$1.00		245,571	18.0%	$245,571
$5.00		245,571	18.0%	$1,227,855
$6.47	(2)	245,571	18.0%	$1,588,844
$7.10	(3)	245,571	18.0%	$1,743,554
$8.00		245,571	18.0%	$1,964,568
$9.00		245,571	18.0%	$2,210,139
$10.00		245,571	18.0%	$2,455,710

__________

(1)	The denominator is based on 1,371,569 shares of our common stock outstanding as of June 9, 2025, adjusted to include the issuance of the number of Purchase Shares set forth in the adjacent column which we would have issued to the Selling Stockholder based on the applicable assumed purchase price per share.

(2)	Represents the last reported sales price of our common stock on June 9, 2025, as reported by Nasdaq.

(3)	Represents the minimum price for which the average price paid for all shares of common stock issued under the Purchase Agreement must be in order for the sales to be considered “at market” under applicable stock exchange rules and therefore not subject to the Exchange Cap.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock offered by the Selling Stockholder. In addition, we will not receive any proceeds from the issuance or sale of the Commitment Shares. We may receive up to $35,000,000 in aggregate gross proceeds from sales of shares of our common stock to the Selling Stockholder pursuant to the Purchase Agreement after the date of this prospectus. However, the actual proceeds may be less than this amount depending on the number of shares of our common stock sold and the price at which the shares of our common stock are sold.

We intend to use the proceeds for working capital and other general corporate purposes. Our expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds from this offering or the specific amounts to be spent on the uses described above. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

Pending the uses described above, we plan to invest the net proceeds from this offering in short-term, interest-bearing obligations, investment-grade instruments or other securities.

MARKET INFORMATION

Our common stock is listed on The Nasdaq Capital Market under the symbol “FORD.”

On June 9, 2025, the last reported sale price of our common stock on Nasdaq was $6.47 per share. As of June 9, 2025, we had approximately 40 stockholders of record. The actual number of holders of our common stock is greater than this number of record holders and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers or held by other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

DIVIDEND POLICY

We do not expect to pay any cash dividends to our stockholders in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our board of directors and will depend on a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law, and other factors our board of directors deems relevant.

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THE SELLING STOCKHOLDER

This prospectus relates to the possible resale from time to time by the Selling Stockholder of any or all shares of our common stock that have been or may be issued by us to the Selling Stockholder under the Purchase Agreement. Such shares of our common stock include (i) up to 245,571 Purchase Shares that we may elect, in our sole discretion, to issue and sell to the Selling Stockholder, from time to time from and after the Commencement Date under the Purchase Agreement; and (ii) up to 2,500 Commitment Shares that may be issued to the Selling Stockholder in connection with related issuances and sales of Purchase Shares as consideration for the Selling Stockholder’s execution and delivery of the Purchase Agreement.

As used in this prospectus, the term “Selling Stockholder” includes the Selling Stockholder listed in the table below, and its permitted pledgees, donees, transferees, assignees, successors, designees, successors-in-interest and others who later come to hold any of the Selling Stockholder’s interest in the shares of common stock in accordance with the terms of the applicable agreements governing their respective registration rights, other than through a public sale. This prospectus also covers any additional securities that may become issuable by reason of stock splits, stock dividends or other similar transactions.

For additional information regarding the issuance of common stock covered by this prospectus, see the section entitled “Committed Equity Financing” above. We are registering the shares of common stock pursuant to the provisions of the Purchase Agreement and the Registration Rights Agreement in order to permit the Selling Stockholder to offer the shares for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement, the Selling Stockholder has not had any material relationship with us within the past three years.

The table below presents information regarding the Selling Stockholder and the shares of common stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the selling stockholder, and reflects holdings as of June 9, 2025. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock that the Selling Stockholder may offer under this prospectus. The Selling Stockholder may sell some, all or none of its shares in this offering. We do not know how long the Selling Stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the Selling Stockholder has voting and investment power. The percentage of common stock beneficially owned by the Selling Stockholder prior to the offering shown in the table below is based on an aggregate of 1,125,998 shares of our common stock outstanding on June 9, 2025. Because the purchase price of the common stock issuable under the Purchase Agreement is determined on each Fixed Purchase Date, with respect to a Fixed Purchase, on the applicable VWAP Purchase Date, with respect to a VWAP Purchase, and on the applicable Additional VWAP Purchase Date, with respect to an Additional VWAP Purchase, the number of shares that may actually be sold by us to the Selling Stockholder under the Purchase Agreement may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

We may amend or supplement this prospectus from time to time in the future to update or change the Selling Stockholder list and the securities that may be resold.

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Please see the section titled “Plan of Distribution” for further information regarding the Selling Stockholder’s method of distributing these securities

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
	Number (1)	Percent (2)		Number (3)	Percent (4)
C/M Capital Master Fund, LP (4)	24,929	2.2%	273,000	0	0%

(1)

In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that the Selling Stockholder may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of the Selling Stockholder’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the Fixed Purchases, VWAP Purchase, or Additional VWAP Purchase, as applicable, of common stock is subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any of our common stock to the Selling Stockholder to the extent such shares, when aggregated with all other common stock then beneficially owned by the Selling Stockholder, would cause the Selling Stockholder beneficial ownership of our common stock to exceed the Beneficial Ownership Limitation (as defined in the Purchase Agreement)

(2)	Applicable percentage ownership is based on 1,125,998 shares of our common stock outstanding as of June 9, 2025.

(3)	Assumes the sale of all shares being offered pursuant to this prospectus.

(4)

The business address of C/M Capital Master Fund, LP is 1111 Brickell Avenue, Suite 2920, Miami, Florida 33131. As of the date of the Purchase Agreement, C/M Capital Master Fund, LP did not beneficially own any shares of our common stock. Thomas Walsh and Jonathan Juchno are the Managing Partners of C/M Capital Master Fund, LP, and therefore may be deemed to have shared voting and investment power over securities owned directly and indirectly by C/M Capital Master Fund, LP. C/M Capital Master Fund, LP is not a registered broker-dealer or an affiliate of a registered broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Walsh and Mr. Juchno as to beneficial ownership of the securities beneficially owned directly or indirectly by C/M Capital Master Fund, LP. Does not include shares of common stock issuable under Series B Preferred Stock beneficially owned by C/M Capital.

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Plan of Distribution

The shares of common stock offered by this prospectus are being offered by the Selling Stockholder. The shares may be sold or distributed from time to time by the Selling Stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of our common stock offered by this prospectus could be effected in one or more of the following methods:

•	ordinary brokers’ transactions;
•	transactions involving cross or block trades;
•	through brokers, dealers, or underwriters who may act solely as agents;
•	“at the market” into an existing market for our common stock;
•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
•	in privately negotiated transactions; or
•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

The Selling Stockholder may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

The Selling Stockholder has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our common stock that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The Selling Stockholder has informed us that each such broker-dealer will receive commissions from the Selling Stockholder that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of our common stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of our common stock sold by the selling stockholder may be less than or in excess of customary commissions. Neither we nor the Selling Stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of our common stock sold by the Selling Stockholder.

We know of no existing arrangements between the Selling Stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the Selling Stockholder, any compensation paid by the Selling Stockholder to any such brokers, dealers, underwriters or agents, and any other required information.

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We will pay the expenses incident to the registration under the Securities Act of the offer and sale of our common stock covered by this prospectus by the Selling Stockholder. As consideration for its irrevocable commitment to purchase our common stock under the Purchase Agreement, we have agreed to issue to the Selling Stockholder 1.0% of the shares of common stock issued in each Fixed Purchase, VWAP Purchase or Additional VWAP Purchase, as the case may be. We have also agreed to pay to the Selling Stockholder $25,000 in cash as reimbursement for the reasonable, out-of-pocket expenses incurred by the Selling Stockholder, including the legal fees and disbursements of the Selling Stockholder’s legal counsel, in connection with its due diligence investigation of the Company and in connection with the preparation, negotiation and execution of the Purchase Agreement. See “The Committed Equity Financing” for more information.

We also have agreed to indemnify the Selling Stockholder and certain other persons against certain liabilities in connection with the offering of our common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The Selling Stockholder has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by the Selling Stockholder specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

The Selling Stockholder has represented to us that at no time prior to the date of the Purchase Agreement has the Selling Stockholder or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. The Selling Stockholder has agreed that during the term of the Purchase Agreement, neither the Selling Stockholder, nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised the Selling Stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all of our common stock offered by this prospectus have been sold by the Selling Stockholder.

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DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 40,000,000 shares of common stock, par value $0.01 per share, and 4,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

We are authorized to issue 40,000,000 shares of common stock, par value $0.01 per share. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities and there are no redemption provisions applicable to our common stock.

The holders of common stock are entitled to any dividends that may be declared by the Company’s Board of Directors (the “Board”) out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. We do not plan to pay dividends on our common stock in the foreseeable future.

As of June 9, 2025, we had 1,125,998 shares of common stock outstanding. In addition, as of that date, there were approximately 251,000 shares of common stock issuable upon exercise of outstanding warrants and stock options.

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CERTAIN PROVISIONS OF NEW YORK LAW AND OF OUR CHARTER AND BYLAWS

Anti-Takeover Effects of New York Law

Section 912 of the New York Business Corporation Law (the “NYBCL”) prohibits a business combination, such as a merger, consolidation, recapitalization, asset sale or disposition of stock, with any “interested shareholder” for a period of five years from the date that the interested shareholder first became an interested shareholder unless:

•	the business combination, or the acquisition of stock that resulted in the interested shareholder first becoming an interested shareholder, was approved by Forward’s Board prior to the interested shareholder becoming an interested shareholder;
•	the business combination is approved by the disinterested stockholders at a meeting of Forward’s stockholders called no earlier than five years after the date that the interested shareholder first became an interested shareholder; or
•	the business combination meets certain “fair price” valuation requirements.

An “interested stockholder” is any person that is the beneficial owner of 20% or more of the outstanding voting stock of Forward or is an affiliate or associate of Forward that at any time during the prior five years was the beneficial owner, directly or indirectly, of 20% or more of the then outstanding voting stock of Forward. The definition of “combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of New York’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if they cannot obtain the approval of our Board or stockholders.

In addition, under New York law (a) directors may be removed for cause by vote of the stockholders, and (b) directors may be removed without cause by vote of the stockholders only if specifically authorized by the Certificate of Incorporation or bylaws. Further, removal of directors with or without cause is subject to: (1) if a corporation has cumulative voting, no director may be removed when the votes cast against such director’s removal would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast and the entire Board, or class of directors of which he is a member, were then being elected; and (2) when, pursuant to the certificate of incorporation, the holders of any class of shares are entitled to elect one or more directors, any director so elected may be removed only by the vote of the holders of such class. Any such removal requires the affirmative vote of stockholders representing not less than two-thirds of the voting power of the shares entitled to vote.

Certificate of Incorporation and Bylaws

Provisions of our Certificate of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Certificate of Incorporation and Bylaws:

•	permit our Board to issue up to 4,000,000 shares of preferred stock, without further stockholder approval, with such rights, preferences and privileges as our Board may designate in accordance with applicable law, including rights relating to acquisitions or changes in control;

•	provide that the authorized number of directors may be changed only by a resolution adopted by the Board;

•	provide that, for interim periods before the next meeting of the stockholders held for the election of directors, all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

•	provide that special meetings of stockholders may be called only by the President, the Chairman of the Board, by the Board of Directors pursuant to a resolution adopted by the majority of the “entire board” (as defined in the Bylaws), or Qualified Shareholders (as defined in the Bylaws) holding at least 30% of all votes entitled to be cast on any issue proposed to be considered at the special meeting;

•	provide advance notice provisions applicable to a stockholder who wishes to nominate a director or propose other business to be considered at a stockholders’ meeting.

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Listings

Our common stock is traded on The Nasdaq Capital Market under the symbol “FORD.”

Transfer Agent

The transfer agent for our common stock is Equiniti Trust Company, LLC.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Nason, Yeager, Gerson, Harris & Fumero, P.A., Palm Beach Gardens, Florida.

EXPERTS

The consolidated financial statements of Forward Industries, Inc. and Subsidiaries for the years ended September 30, 2024 and 2023, have been audited by CohnReznick LLP, independent registered public accounting firm, as set forth in their report thereon appearing in Forward Industries, Inc. and Subsidiaries’ Annual report on Form 10-K for the year ended September 30, 2024, and incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report, which includes an explanatory paragraph on Forward Industries, Inc. and Subsidiaries’ ability to continue as a going concern, given on the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information

We file annual, quarterly, and other reports, proxy statements and other information with the SEC. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge on our website and through the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (EDGAR). The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at https://www.sec.gov. You may access the registration statement, of which this prospectus is a part, at the SEC’s website.

We make available through our website, free of charge, copies of our SEC filings as soon as reasonably practicable after we electronically file or furnish them to the SEC on our website, https://www.forwardindustries.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

This prospectus forms part of a registration statement we have filed with the SEC relating to, among other things, the common stock. As permitted by SEC rules, this prospectus does not contain all the information we have included in the registration statement and the accompanying exhibits and schedules we have filed with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the common stock. The statements this prospectus make pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions, and we qualify them in their entirety by reference to those exhibits for complete statements of their provisions. The registration statement, exhibits and schedules are available through the SEC’s website.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. The SEC allows us to “incorporate by reference” the information in certain documents that we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is considered to be part of this prospectus, and the information that we subsequently file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the Company’s documents listed below and all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities described in this prospectus (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise expressly incorporated by reference herein):

•	Annual Report on Form 10-K for Fiscal Year ended September 30, 2024 filed with the SEC on December 27, 2024 and Form 10-K/A for the fiscal year ended September 30, 2024 filed with the SEC on January 17, 2025;
•	Our quarterly reports on Form 10-Q filed on February 13, 2025, and May 14, 2025;
•	Our current reports on Form 8-K (including 8-K/A) filed on February 3, 2025, February 13, 2025, February 27, 2025, March 17, 2025, March 24, 2025, March 31, 2025, March 31, 2025, April 2, 2025, May 1, 2025, May 8, 2025, May 22, 2025, May 23, 2025 and June 4, 2025 (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits relating to such information, which is neither filed nor incorporated by reference herein); and
•	The description of our securities contained in Exhibit 4.1 to our Form 10-K filed with the Commission on December 27, 2019, as updated by any amendments and reports filed for the purpose of updating such description; and

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished, rather than filed, with the SEC, that information or exhibit is specifically not incorporated by reference in this document.

You may obtain copies of these documents free of charge on our website, www.forwardindustries.com, as soon as reasonably practicable after they have been filed with the SEC and through the SEC’s website, www.sec.gov. You may also obtain such documents by submitting a written request either to the Company at 700 Veterans Memorial Highway, Suite 100, Hauppauge, New York 11788, Attention: Kathleen Weisberg or an oral request by calling the Company at (631) 547-3055. The Company will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus upon oral or written request, at no cost to the requester, by contacting the Company as noted above.

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PROSPECTUS

Forward Industries, Inc.

Offering of 273,000 shares of common stock

_______ __, 2025

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fees	$258.30
Printing expenses	$(1)
Accounting fees and expenses	$(1)
Legal fees and expenses	$(1)
Miscellaneous	$(1)
Total	$(1)

Item 14. Indemnification of Directors and Officers.

Our Certificate of Incorporation and Bylaws provide for indemnification of our officers, directors and agents to the fullest extent permitted under the NYBCL.

NYBCL Section 721 provides that the indemnification and advancement of expenses granted pursuant to, or provided by, this article shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, whether contained in the certificate of incorporation or the by-laws or, when authorized by such certificate of incorporation or by-laws, (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Nothing contained in this article shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

NYBCL Section 722(a) provides that a corporation shall indemnify any director or officer of a corporation against judgments, fines, amounts paid in settlement, and expenses, including attorneys’ fees, actually and necessarily incurred by such person in connection with the defense of any action, suit or proceeding to the extent that such director or officer acted in good faith and in a manner not opposed to the best interests of the corporation.

NYBCL Section 722(b) provides that a corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

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NYBCL Section 723 provides that a person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Section 722, or in defense of any claim, issue or matter therein, shall be entitled to indemnification as authorized in such section. Except as provided in the immediately preceding sentence, any indemnification provided for in Section 722 or otherwise permitted by Section 721, (unless ordered by a court under Section 724 of the NYBCL), shall be made by the Corporation only if authorized in the specific case:

(1) By the board of directors acting by a quorum consisting of directors who are not parties to such action or proceeding for which indemnification is sought, upon a finding that the person seeking indemnification has met the standard of conduct set forth in Section 722 or established pursuant to Section 721 or,

(2) If a quorum under the immediately preceding subparagraph is not obtainable or, even if obtainable, a quorum of disinterested directors so directs:

(A) by the board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in said first two paragraphs has been met by such person, or

(B) by the shareholders upon a finding that the person has met the applicable standard of conduct set forth in said first two paragraphs.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, the SEC has taken the position that, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and we will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

The following list sets forth information regarding all securities sold or granted by us within the last three years that were not registered under the Securities Act and the consideration, if any, received by us for such securities.

Effective May 16, 2025, the Company issued the Commitment Shares to the Selling Stockholder. The Commitment Shares were issued without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as a sale to an accredited investor, and in reliance on similar exemptions under applicable state laws.

Item 16. Exhibits and Financial Statement Schedules

(a) See the Exhibit Index on the page immediately preceding the signature page hereto for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b) No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

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(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	Date	Number	Filed or Furnished Herewith
2.1	Stock Purchase Agreement dated January 18, 2018 - Intelligent Product Solutions, Inc.+	8-K	1/18/18	2.1
2.2	Asset Purchase Agreement dated August 17, 2020 - Kablooe, Inc.+	8-K	8/17/20	2.1
3.1	Restated Certificate of Incorporation	10-K	12/8/10	3(i)
3.2	Certificate of Amendment of the Certificate of Incorporation - Series A Participating Preferred Stock	8-K	4/26/13	3.1
3.3	Certificate of Amendment of the Certificate of Incorporation - 6% Senior Convertible Preferred Stock	8-K	7/3/13	3.1
3.4	Certificate of Amendment of the Certificate of Incorporation - Reverse Stock Split	8-K	6/20/24	3.1
3.5	Certificate of Amendment of the Certificate of Incorporation - Series A-1 Convertible Preferred Stock	8-K	7/8/24	4.1
3.6	Certificate of Amendment of the Certificate of Incorporation - Increasing the Authorized Series A-1	8-K	10/4/24	4.1
3.7	Certificate of Amendment of the Certificate of Incorporation – Series B				Filed
3.8	Third Amended and Restated Bylaws, as of May 28, 2014	10-K	12/10/14	3(ii)
4.1	Description of securities registered under Section 12 of the Exchange Act of 1934	10-K	12/27/19	4.1
4.2	Promissory Note dated January 18, 2018 - Forward Industries (Asia-Pacific) Corporation (as amended and restated)	8-K	5/22/25	10.3
5.1	Opinion of Nason Yeager Gerson Harris & Fumero P.A.				Filed
10.1	2011 Long-Term Incentive Plan, as amended	10-Q	2/14/19	4.3
10.2	2021 Equity Incentive Plan	8-K	12/23/20	4.1
10.3	Form of Employment Agreement dated May 26, 2021 - Paul Severino*	10-K	12/16/21	10.4(a)
10.4	Summary of Employment Arrangement - Terence Wise*	10-K	12/21/23	10.4
10.5	Employment Agreement dated July 1, 2023 - Kathleen Weisberg*	8-K	6/30/23	10.1
10.9	Consultancy Agreement dated March 1, 2022 - Justwise Group Ltd.	10-Q	5/12/22	10.1
10.10	Consultancy Agreement dated September 1, 2022 - Justwise Group Ltd.	10-K	12/16/22	10.11
10.10(a)	Extension to the Consultancy Agreement - Justwise Group Ltd.	8-K	11/8/23	10.4
10.11	Employment Agreement dated January 18, 2018 - Robert Wild *	10-K	12/16/22	10.12
10.12	Employment Agreement dated August 17, 2020 - Tom KraMer *	10-K	12/16/22	10.13
10.13	Buying Agency and Supply Agreement dated November 2, 2023 - Forward Industries (Asia-Pacific) Corporation+	8-K	11/8/23	10.1
10.13(a)	Amendment to the Buying Agency and Supply Agreement - November 2024	8-K	11/18/24	10.1
10.14	Deferred Payment Agreement - Forward Industries (Asia - Pacific) Corporation	8-K	11/8/23	10.2
10.15	Account Payables Conversion Agreement - Forward Industries (Asia- Pacific) Corporation - July 2024	8-K	7/8/24	10.1
10.16	Account Payables Conversion Agreement - Forward Industries (Asia-Pacific) Corporation - September 2024	8-K	10/4/24	10.1
10.17	Securities Purchase Agreement dated May 16, 2025, by and between C/M Capital Master Fund, LP and Forward Industries, Inc. - ELOC	8-K	5/22/25	10.4
10.18	Registration Rights Agreement dated May 16, 2025, by and between C/M Capital Master Fund, LP and Forward Industries, Inc. - ELOC	8-K	5/22/25	10.5
10.19	OEM Transaction Agreement dated May 16, 2025	8-K	5/22/25	10.1
10.20	Form of Securities Purchase Agreement dated May 23, 2025 – Series B				Filed
10.21	Form of Registration Rights Agreement dated May 23, 2025 – Series B				Filed
10.22	Form of Warrant dated May 23, 2025				Filed
21.1	List of Subsidiaries				Filed
23.1	Consent of Independent Registered Public Accounting Firm				Filed
23.2	Consent of Nason Yeager Gerson Harris & Fumero P.A. (Contained in Exhibit 5.1)
107	Filing Fee Table				Filed

 ______________________

+   Certain schedules, appendices and exhibits to this agreement have been omitted in accordance with Item 601 of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission staff upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hauppauge, State of New York on June 10, 2025.

FORWARD INDUSTRIES, INC.

By:	/s/Michael Pruitt
Michael Pruitt
Interim Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Pruitt	Interim Chief Executive Officer	June 10, 2025
Michael Pruitt

/s/ Kathleen Weisberg	Chief Financial Officer (Principal Financial and Accounting Officer)	June 10, 2025
Kathleen Weisberg

/s/ Sharon Hrynkow	Director	June 10, 2025
Sharon Hrynkow

/s/ Keith Johnson	Director	June 10, 2025
Keith Johnson

/s/ Sangita Shah	Director	June 10, 2025
Sangita Shah

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